As filed with the Securities and Exchange Commission on December 18, 2007
Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
________________

FORM S-8
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933
_____________
UNITED PANAM FINANCIAL CORP.
(Exact name of Registrant as specified in its charter)

California	95-3211687
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

18191 Von Karman Avenue, Suite 300
Irvine, CA 92612
(Address of Registrant’s Principal Executive Offices)
________________

Amended and Restated 1997 Employee Stock Incentive Plan
(Full title of the Plan)
________________

Ray C. Thousand
Chief Executive Officer
United PanAm Financial Corp.
18191 Von Karman Avenue, Suite 300
Irvine, CA 92612
(949) 224-1917
(Name, address and telephone number of agent for service)
________________

Copy to:
John C. Grosvenor, Esq.
Manatt, Phelps & Phillips, LLP
695 Town Center Drive, 14th Floor
Costa Mesa, CA 92626
(714) 371-2500
________________

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to Be Registered	Amount to be Registered (1)	Proposed Maximum Offering Price Per Share (2)	Proposed Maximum Aggregate Offering Price (2)	Amount of Registration Fee
Common Stock	750,000	$5.29	$3,967,500	$121.81

(1)
Pursuant to Rule 416 under the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement also covers an indeterminate number of additional shares which may be offered or issued to prevent dilution resulting from stock splits, stock dividends or similar transactions.

(2)
Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) and Rule 457(h) under the Securities Act, based on the average of the high and low prices of the Registrant’s common stock on December 13, 2007 as reported on the Nasdaq Global Market.

EXPLANATORY NOTE

The United PanAm Financial Corp. Amended and Restated 1997 Employee Stock Incentive Plan, as amended (the “Plan”), authorizes the issuance of an aggregate of 8,500,000 shares of the Registrant’s common stock. The Registrant has previously registered 7,750,000 shares of its common stock issuable under the Plan by a (i) Registration Statement on Form S-8 filed with the Securities and Exchange Commission (the “Commission”) on November 10, 1998, Registration No. 333-67049, registering 2,287,500 shares, (ii) Registration Statement on Form S-8 filed with the Commission on November 12, 2002, Registration No. 333-101151, registering 4,712,500 shares, and (iii) Registration Statement on Form S-8 filed with the Commission on November 9, 2005, Registration No. 333-129613, registering 750,000 shares (collectively, the “Prior Registration Statements”). Under this Registration Statement, in accordance with General Instruction E of Form S-8, the Registrant is registering an additional 750,000 shares of its common stock issuable under the Plan. The contents of the Prior Registration Statements are incorporated by reference herein to the extent not modified or superseded hereby or by any subsequently filed documents that are incorporated by reference herein or therein.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

  The following documents filed by the Registrant with the Commission are incorporated in this Registration Statement by reference:

(a) The Registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 2006, filed on March 2, 2007, as amended on April 30, 2007;

(b) The Registrant’s Quarterly Reports on Form 10-Q for the quarterly periods ended March 31, 2007, June 30, 2007 and September 30, 2007, filed on May 2, 2007, August 8, 2007 and November 8, 2007 respectively;

(c) The Registrant’s Current Reports on Form 8-K, filed on August 3, 2007 and December 10, 2007;

(d) The Registrant’s Definitive Proxy Statement, filed on May 31, 2007; and

(e) The description of the class of securities offered hereby which is contained in the Registrant’s Registration Statement on Form 8-A, filed on April 20, 1998, setting forth a description of the Registrant’s common stock filed under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), including any amendment or report filed to update such description.

All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be part hereof from the date of the filing of such documents.

Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for the purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 8. Exhibits.

The following documents are filed as exhibits to this Registration Statement.

Exhibit No.	Description
4.1	Second Amended and Restated Registration Rights Agreement dated July 26, 2005 by and among United PanAm Financial Corp., BVG West Corp., and Pan American Financial, L.P. (1)
4.2	United PanAm Financial Corp. Amended and Restated 1997 Employee Stock Incentive Plan, as amended
5.1	Opinion of Manatt, Phelps & Phillips, LLP
23.1	Consent of Grobstein, Horwath & Company LLP
23.2	Consent of Manatt, Phelps & Phillips, LLP (included in Exhibit 5.1)
24.1	A power of attorney is set forth on the signature page of the Registration Statement

(1) Previously filed as an exhibit to our Current Report on Form 8-K, as filed with the Securities and Exchange Commission on July 29, 2005, and incorporated herein by this reference.

Item 9. Undertakings.

(a) The undersigned hereby undertakes:

(1)	to file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i)	to include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii)
to reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective Registration Statement; and

(iii)
to include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

provided, however, that clauses (a)(1)(i) and (a)(1)(ii) shall not apply if the information required to be included in a post-effective amendment by those clauses is contained in periodic reports filed by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference into this Registration Statement;

(2)
that, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

(3)	to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b)
The Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference into this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)
Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or controlling persons of the Registrant pursuant to the indemnification provisions summarized in Item 6, or otherwise, the Registrant has been advised that, in the opinion of the Commission, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Irvine, State of California, on December 18, 2007.

UNITED PANAM FINANCIAL CORP.

By:/s/ Ray C. Thousand
Ray C. Thousand
President and Chief Executive Officer

POWER OF ATTORNEY

Each person whose signature appears below appoints Ray C. Thousand and Arash A. Khazei, and each of them acting individually, as his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments to this Registration Statement, and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he or she might or would do in person, hereby ratifying and confirming all that said attorneys-in fact and agents or any of them or their or his or her substitute and substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date
/s/ Guillermo Bron Guillermo Bron	Chairman of the Board	December 18, 2007

/s/ Ray C. Thousand Ray C. Thousand	Chief Executive Officer, President and Director (Principal Executive Officer)	December 18, 2007

/s/ Arash A. Khazei Arash A. Khazei	Executive Vice President and Chief Financial Officer (Principal Financial and Accounting Officer)	December 18, 2007

/s/ Giles H. Bateman Giles H. Bateman	Lead Director	December 18, 2007

/s/ Mitchell G. Lynn Mitchell G. Lynn	Director	December 18, 2007

/s/ Luis Maizel Luis Maizel	Director	December 18, 2007

/s/ Julie Sullivan Julie Sullivan	Director	December 18, 2007